DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

FILED & ENTERED

MAR 04 2015

CLERK U.S. BANKRUPTCY COURT
Central District of California
BY nbolte DEPUTY CLERK

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re: ISC8 INC., Debtor.	Case No. 8:14-bk-15750-SC Chapter 11 **ORDER APPROVING DEBTOR'S MOTION FOR ENTRY OF AN ORDER AUTHORIZING AND APPROVING (A) THE SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS AND (B) ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES [DOC. #179]** <u>**Hearing**</u>: Date: February 19, 2015 Time: 9:00 a.m. Place: Courtroom 5C 411 West Fourth Street Santa Ana, CA 92701

On February 19, 2015 at 9:00 a.m., a continued hearing (the "Hearing") was held before the Honorable Scott C. Clarkson, United States Bankruptcy Judge for the Central District of California, for the Court to consider the *Motion for Entry of an Order Authorizing and Approving (A) the Sale of Substantially All of the Debtor's Assets and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases* [Doc. #179] (the "Sale Motion") filed by ISC8 Inc. , the chapter 11 debtor and debtor in possession herein (the "Debtor"). Pursuant to the Sale Motion, the Debtor sought to sell substantially all of its assets, subject to overbid, pursuant to the Asset Purchase Agreement Dated as of January 5, 2015 (as may be amended or modified, the "Agreement") which is attached as Exhibit A to the Sale Motion. Capitalized terms not defined in this Order shall take the meaning ascribed thereto in the Sale Motion or the Agreement. Appearances at the Hearing were made as reflected on this Court's record.[1]

The Court having considered the Sale Motion, the pleadings filed in support of the Sale Motion, the pleadings filed in opposition to the Sale Motion, including all joinders thereto, the Debtor's response to the objections and the *Declaration of Chet White in Support of Motion for Sale of Assets* [Doc. #254], the objection to the form of the order filed by Bradley J. Donner [Doc. #276], and the Court overruling same, finding that notice of the Sale Motion was appropriate and sufficient and that no other notice need be given, upon consideration of all pleadings filed in the Debtor's case and the statements, representations and argument of counsel at the Hearing, and stating the Court's findings of facts on the record at the Hearing, after due deliberation and sufficient cause appearing therefor

THE COURT HEREBY FINDS AS FOLLOWS:

A. This Court has jurisdiction to hear and determine the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334.

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[1] Prior to the lodging of this Order, counsel for the Debtor received e-mail consents to the form of this Order from the following parties: (a) counsel for the Committee; (b) counsel for the Purchaser; (c) counsel for DIP lender Michael Bassignani; (d) counsel for secured creditor Redwood Fund LP; and (e) counsel for Cavium, Inc. Counsel for Bradley Donner informed counsel for the Debtor that Mr. Donner did not consent to the form of the Order and that Mr. Donner would be filing an objection to the Order and lodging an alternative form of Order. Except for Bradley Donner, all parties who filed pleadings in connection with the Sale Motion consented to the form of this Order.

B. Venue of this case in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409(a).

C. Determination of the Sale Motion is a core proceeding under 28 U.S.C. § 157(b)(2)(A), (M) and (N).

D. The statutory predicates for the relief requested in the Sale Motion are sections 105(a), 363 and 365 of 11 U.S.C. §§ 101 *et seq.* (the "Bankruptcy Code") and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

E. Proper, timely, adequate and sufficient notice of the Sale Motion has been provided in accordance with Sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004 and 6006 and no other or further notice of the Sale Motion is required.

F. The Court, having held a hearing on December 11, 2014 on the Debtor's *Emergency Motion for: Entry of (I) An Order (A) Approving Bidding Procedures in Connection With Sale of the Debtor's Assets, (B) Scheduling Hearing to Consider the Sale, and (C) Approving Form and Manner of Notice Thereof, and (II) an Order Authorizing and Approving (A) the Sale of Substantially All of The Debtor's Assets, and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases* [Doc. # 146] (the "Sale Procedures Motion"), entered an order dated January 5, 2015 (the "Sale Procedures Order"), pursuant to which the Court, inter alia:

1. Approved the sale and bidding procedures (the "Sale Procedures") specified in the Sale Procedures Motion and approved the Notice of Auction and Sale Hearing;

2. Established the deadline by which parties may object to the proposed sale and assumption and assignment of executory contracts and unexpired leases;[2]

3. Authorized and scheduled an auction with respect to the proposed sale and assumption and assignment of executory contracts and unexpired leases; and

4. Established the date and time for the Hearing on the Sale Motion.

G. The terms of the Agreement, as modified by this Order, are fair and reasonable in all respects and the terms of this Order shall not modify the terms of the Agreement except as

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[2] Although the Sale Procedures Motion and the Sale Motion sought approval of the assumption and assignment of executory contracts and unexpired leases, no executory contracts or unexpired leases are being assumed and assigned pursuant to the Sale Motion or this Order.

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specifically set forth herein.

H. The Sale Procedures afforded a full, fair and reasonable opportunity for any entity to make a higher and better offer to purchase the purchased assets (the "Purchased Assets") and no higher or better offer has been made than the transaction described in the Agreement. The term "Purchased Assets" has the same meaning as set forth in the Agreement except for the following: (i) Article 2.1(c) of the Agreement and Exhibit 2.1(c) of the Agreement are stricken and the claims and causes of action described in Article 2.1(c) and Exhibit 2.1(c) are not sold to the Purchaser [designated to be Cyber adAPT, Inc.] and remain property of the estate; and (ii) Exhibit 2.1(d) is amended to delete Section I (viii) and the "Cavium Agreements" are not included in the Purchased Assets (as set forth in Section 20(A) to this Order).

I. A reasonable opportunity to object or to be heard with respect to the Sale Motion and the relief requested therein has been afforded to all interested persons and entities including: (i) the Office of the United States Trustee; (ii) counsel to the Official Committee of Unsecured Creditors (the "Committee"); (iii) the Securities and Exchange Commission; (iv) all secured creditors and/or their counsel; (v) all creditors and parties in interest in this case; (vi) all entities and individuals who have expressed to the Debtor an interest in purchasing the property; (vii) all entities known to have asserted any lien, claim, encumbrance, right of refusal or other interest (collectively, "Interests") in or upon the Purchased Assets; (viii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Sale Motion; (ix) the Internal Revenue Service; and (x) all entities that have requested special notice in this case.

J. The transfer of the Purchased Assets to the Purchaser pursuant to the Agreement is a valid, legal and effective transfer of the Purchased Assets to the Purchaser, free and clear of all Interests under section 363(f) of the Bankruptcy Code except the Assumed Liabilities and except as set forth in this Order. The term "Assumed Liabilities" has the same meaning as set forth in the Agreement.

K. Although the Sale Procedures Motion and the Sale Motion contemplated that certain of the Debtor's executory contracts and unexpired leases may be assumed and assigned pursuant to the Sale Motion, the Debtor is not seeking to assume and assign and the Purchaser is not purchasing any

of the Debtor's executory contracts and unexpired leases.

L. The Debtor may sell the Purchased Assets free and clear of all Interests because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Those holders of Interests who did not object, or who withdrew their objections, to the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders who did object are adequately protected by having their Interests, if any, attach to the Segregated Funds (defined below) placed by Purchaser in a trust account maintained by the Debtor's bankruptcy counsel, Ezra Brutzkus Gubner LLP (the "EBG Trust Account"), with the same validity and priority as existed prior to the sale.

M. The Agreement is necessary to effectuate the transfer of the Purchased Assets to the Purchaser and the other transactions contemplated in the Agreement and is enforceable pursuant to its terms and applicable law.

N. The Debtor has demonstrated that approval of the Agreement and consummation of the sale at this time is in the best interests of the Debtor, its estate and its creditors. The Debtor has advanced good and sufficient business justification supporting the sale of the Purchased Assets to the Purchaser pursuant to section 363(b) of the Bankruptcy Code and outside of a plan of reorganization, as set forth in the Sale Motion and at the sale Hearing, and it is a reasonable exercise of the Debtor's business judgment to consummate a sale of the Purchased Assets on the terms and conditions set forth in the Agreement and to execute, deliver and perform its obligations thereunder.

O. The Debtor has full corporate power and authority to execute and deliver the Agreement, and documents contemplated thereby and to perform the transactions contemplated thereby; no consents or approvals, other than those expressly provided for in the Agreement, are required for the Debtor to consummate the sale.

P. The consideration to be paid by the Purchaser under the Agreement and under this Order constitutes adequate and fair value for the Purchased Assets and the terms and conditions of the Agreement are fair and reasonable under the Bankruptcy Code and under the laws of the United States, and any state, territory or possession of the United States or the District of Columbia.

Q. The Debtor has good title to the Purchased Assets; accordingly, the transfer of the

Purchased Assets to the Purchaser pursuant to the Agreement will be a legal, valid and effective transfer of the Purchased Assets.

R. The Agreement was negotiated, proposed and entered into in a non-collusive, good faith, "arm's-length" manner by the Debtor and the Purchaser. The transaction proposed in the Agreement constitutes the highest or otherwise best offer for the Purchased Assets received by the Debtor. As set forth more fully on this Court's record, the Purchaser is entitled to the protections of a good faith purchaser pursuant to section 363(m) of the Bankruptcy Code with respect to the transactions approved hereby.

S. The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtor, its estate and its creditors, if the sale of the Purchased Assets to the Purchaser was not free and clear of all Interests of any kind or nature whatsoever, or if the Purchaser would, or in the future could, be liable for any of the Interests, except the Assumed Liabilities and except as set forth in this Order.

T. Although certain parties asserted that the Purchaser is an "insider" of the Debtor as that term is defined under section 101(31) of the Bankruptcy Code, the Debtor does not have any interest in the Purchaser or any party affiliated with the Purchaser.

U. The approval of the Agreement and consummation of the sale is a critical and necessary step in the confirmation of a plan of reorganization or liquidation in this proceeding.

V. Approval of the Agreement and consummation of the sale at this time are in the best interests of the Debtor, its creditors, its estate and other parties in interest.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1. The Sale Motion is approved in all respects except as modified by this Order.

2. This Court has jurisdiction to hear and determine the Sale Motion pursuant to 28 U.S.C. § 1334.

3. As evidenced by the declarations of service previously filed with this Court, proper, timely, adequate and sufficient notice of the Motion, the Sale Procedures, the Hearing and the proposed sale has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy

Code and Bankruptcy Rules 2002, 6004 and 6006 and the Sale Procedures Order, and no other or further notice of the Sale Motion, the Hearing or of the entry of this Order is required.

4. All objections to the Sale Motion, including all joinders to such objections, not withdrawn are overruled and denied for the reasons set forth on this Court's record.

5. Where appropriate herein, findings of fact shall be deemed conclusions of law and conclusions of law shall be deemed findings of fact.

6. Each and every term and provision of this Order shall be binding in all respects upon the Purchaser [Cyber adAPT, Inc.], the Debtor, the Debtor's bankruptcy estate, its creditors, and all individuals or entities holding an interest in the Debtor including, without limitation, any entity purporting to hold an Interest in the Purchased Assets.

7. The Debtor and each other person having duties or responsibilities under the Agreement or this Order, and its respective members, managers, directors, officers, agents, representatives, and attorneys, are authorized and empowered to carry out all of the provisions of the Agreement, to issue, execute, deliver, file and record, as appropriate, the Agreement, and any related agreements, and to take any action contemplated by the Agreement or this Order, and to issue, execute, deliver, file and record, as appropriate, such other contracts, instruments, releases, deeds, bills of sale, assignments, or other agreements, and to perform such other acts as are consistent with, and necessary or appropriate to, implement, effectuate and consummate the Agreement and this Order and the transactions contemplated thereby and hereby, all without further application to, or order of, the Court or further action by its officers, directors or stockholders, and with like effect as if such actions had been taken by unanimous action of its officers, directors and stockholders. Without limiting the generality of the foregoing, this Order shall constitute all approvals and consents, if any, required by applicable business, corporation, limited liability company, trust and other laws of applicable governmental units with respect to the implementation and consummation of the Agreement and this Order and the transactions contemplated thereby and hereby.

8. Notwithstanding anything to the contrary in the Agreement, the closing date (the "Closing Date") shall occur on or before one business day following the expiration of the appeal period (or the first business day after fourteen (14) days following entry of this Order), provided that

a stay of this Order has not been issued prior to such closing, and only after (i) Debtor's counsel has submitted a declaration with this Court that confirms that the Purchaser has transferred funds (the "Segregated Funds") equal to the amount of the disputed and undisputed secured claims asserted by non-consenting creditors (the "Non-Consenting Creditors") into the EBG Trust Account as set forth below, which constitutes adequate protection of the Non-Consenting Creditors' disputed and undisputed secured claims, (ii) counsel for Redwood (defined below) has submitted a declaration with this Court that confirms that the Purchaser has complied with Paragraph 20(B)(i), (ii) and (iii) of this Order. The Segregated Funds shall include the $650,000[3] allocated towards non-consenting disputed pre-petition secured creditors as set forth on this Court's record at the Hearing (the "Disputed Claim Funds") plus an amount sufficient to pay the undisputed post-petition secured claim of Michael Bassignani including interest and reasonable attorneys' fees of $10,000.[4] If the Segregated Funds are not deposited into the EBG Trust Account by the Closing Date, then the Purchaser will be deemed to have breached the Agreement and, without further order of the Court, the Debtor shall be entitled to keep the $1 million Cash Consideration as liquidated damages free and clear of any liens, claims and Interests, including but not limited to liens and claims whether secured, administrative or otherwise of the DIP Lenders, holders of secured claims and holders of disputed secured claims; provided, however, that such amount shall be subject to any professional or general operating administrative claims. For the avoidance of doubt, the Segregated Funds shall consist of the $650,000 in Disputed Claim Funds plus the $325,000 allocated towards the Bassignani Claim for a total of $975,000.

9. Upon the Closing Date, all right, title and interest in and to the Purchased Assets shall

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[3] As set forth on the record at the Hearing, if the amount of allowed non-consenting disputed pre-petition secured claims is in excess of $650,000, the Purchaser shall pay or cause to be paid such allowed secured claims.

[4] As of March 2, 2015, the payoff amount for the post-petition secured claim of Michael Bassignani (the "Bassignani Claim") is $322,723.29 (which is equal to $300,000 principal + $12,723.29 in interest + $10,000 in attorneys' fees). If the Bassignani Claim is paid after March 2, 2015, then it shall accrue interest at the per diem amount of $98.63. The Purchaser shall deposit $325,000 into the Segregated Funds account on behalf of the Bassignani Claim, and to the extent that the Closing Date is delayed and additional interest is owed to Mr. Bassignani, the Purchaser shall transfer sufficient funds into the EBG Trust Account to cover the difference.

be immediately vested in the Purchaser pursuant to sections 105(a) and 363(b) and (f) of the Bankruptcy Code free and clear of any and all Interests whatsoever, except for Assumed Liabilities and except for the Purchaser's obligations as set forth in this Order (such as the Purchaser's duty to pay any allowed disputed pre-petition secured claims to the extent such claims exceed the $650,000 Disputed Claim Funds).

10. Effective upon the Closing Date, any and all Interests (except for Assumed Liabilities) against the Purchased Assets shall attach only to the Segregated Funds maintained in the EBG Trust Account with the same extent, validity, priority and effect, if any, as the Interests formerly had against the Purchased Assets, subject to the Debtor's ability to challenge the extent, validity, priority and effect of the Interests and subject to any rights, claims and defenses the Debtor and estate may possess with respect thereto (except to the extent such ability is limited by any financing order). For the avoidance of doubt, any and all Interests and Assumed Liabilities shall not attach to the $1 million Cash Consideration which shall be for the benefit of the Debtor's estate and subject to the Carve-Out (as defined in the Agreement).

11. This Order is and shall be effective as a determination that all Interests (except for Assumed Liabilities) existing as to the Purchased Assets conveyed to the Purchaser have been and hereby are terminated and declared to be unconditionally released, discharged and terminated, and such determination shall be binding upon and govern the acts of all entities, including all filing agents, filing officers, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Purchased Assets conveyed to the Purchaser. Each of the Purchaser and the Debtor shall take such further steps and execute such further documents, assignments, instruments and papers as shall be reasonably requested by the other to implement and effectuate the transactions contemplated in this paragraph. All Interests (except for Assumed Liabilities) of record as of the date of this Order and the Closing Date shall be forthwith removed and stricken as against the Purchased Assets. All entities described in this paragraph are authorized

and specifically directed to strike all such Interests (except for Assumed Liabilities) against the Purchased Assets from their records, official and otherwise.

12. Subject to the provisions of this Order, if any person or entity that has filed statements or other documents or agreements evidencing Interests (except for Assumed Liabilities) on the Purchased Assets does not deliver to the Debtor or the Purchaser prior to the Closing of the sale of the Purchased Assets to the Purchaser, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of Interests (except Assumed Liabilities) that the person or entity has or may assert with respect to the Purchased Assets, the Debtor and/or the Purchaser are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such persons or entity.

13. Except for (i) the Assumed Liabilities expressly assumed under the Agreement, (ii) the Segregated Funds deposited into the EBG Trust Account and (iii) the obligations of Purchaser under this Order, the Purchaser shall not be liable for any claims against the Debtor, its predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtor. Except for the Assumed Liabilities expressly assumed under the Agreement, under no circumstance will the Purchaser be deemed a successor of or to the Debtor for any Interest against the Debtor or the Purchased Assets, and the Purchaser shall have no liability as a successor to the Debtor. The sale, transfer, assignment and delivery of the Purchased Assets shall not be subject to any Interests, except that the Purchaser shall assume the Assumed Liabilities the Purchaser is expressly required to assume under the Agreement.

14. The Debtor's creditors are authorized and directed to execute such documents and take all other actions as may be necessary to release their Interests (except for Assumed Liabilities) in or against the Purchased Assets on the Closing Date, if any, as such Interests may have been recorded or may otherwise exist. Except as may be expressly permitted by the Agreement, all persons and entities holding Interests of any kind and nature with respect to the Purchased Assets are hereby barred from asserting such Interests against the Purchaser, its successors or assigns, or the Purchased

Assets.

15. Notwithstanding any contrary provision in the Agreement, the Debtor, the Purchaser and any party to an executory contract and/or unexpired lease may enter into a separate stipulation to assume and assign such executory and/or unexpired lease.

16. Upon the Closing (as that term is defined in Section 4.4 of the Agreement) of the transactions contemplated by the Agreement, the Purchaser shall assume the Assumed Liabilities in accordance with the express terms of the Agreement and this Order.

17. Except as provided in the Agreement or this Order, after the Closing Date, the Debtor and the estate shall have no further liabilities or obligations with respect to any Assumed Liabilities or Interests and all holders of such claims or Interests are forever barred and estopped from asserting such claims against the Debtor, its successors or assigns, its property or its assets or estate. For the avoidance of doubt, after the Closing Date, the DIP Lenders shall have no claims or liens against the Debtor or its property or its assets or estate and all claims and liens under the DIP Financing Order and Assumed Secured Claims shall be deemed discharged and released as to the Debtor, its property or its assets or estate and to the extent applicable, such claims shall be expunged from the claims register. For the avoidance of doubt and because these claims are deemed to be assumed by or assigned to the Purchaser as of the Closing Date, the Purchaser Affiliates (as defined in the Agreement), Chet White, John ("Jay") Krieger and Jacqueline Samols shall have no claims or liens against the Debtor or its property or its assets or estate on account of their pre-petition scheduled claims and/or on account of their filed proofs of claim.

18. As the sale was non-collusive, fair and reasonable and conducted in good faith, and the transactions contemplated by the Agreement have been bargained for and undertaken by the Debtor and the Purchaser, with the involvement of the Committee, at arm's length and without collusion, the Sale approved by this Order is not subject to avoidance pursuant to section 363(n) of the Bankruptcy Code.

19. Within two (2) business days of the Closing Date, the following amounts shall be paid immediately by wire transfer, in accordance with wire instructions to be provided by each of the following respective parties, to each of the parties, as follows:

A. To Michael Bassignani, the sum of $322,723.29 (which is equal to $300,000 principal + $12,723.29 in interest + $10,000 in attorneys' fees) if such payment is made on or before March 2, 2015. If the Bassignani Claim is paid after March 2, 2015, then it shall accrue interest at the per diem amount of $98.63.

B. To Redwood Fund LP ("Redwood"), the Purchaser shall pay the sum of $100,000 (the "Redwood Closing Payment") in accordance with Redwood's agreement with the Purchaser.

C. To Ezra Brutzkus Gubner LLP ("EBG"), counsel to the Debtor, the sum of $200,000 to be held as a "Carve-Out" in accordance with Paragraph 3 of the *Fourth Interim Order Approving Emergency Motion of Debtor Entry of Interim and Final Orders: (A) Authorizing the Debtor to Borrow Money Secured by Property of the Estate; (B) Authorizing Use of Cash Collateral; (C) Granting Adequate Protection for Use of Prepetition Collateral; and (D) Granting Related Relief* [Doc. #159] (the "Fourth DIP Order") and in accordance with Article 4 of the Agreement from the Deposit Holder under the Agreement. The amounts paid to EBG pursuant to this Paragraph 19(C) may not be reached or used by any party for any purpose, except for the payment of fees and expenses as provided in Paragraph 3 of the Fourth DIP Order.

D. To Arent Fox, counsel to the Committee, the sum of $100,000 to be held as a "Carve-Out" in accordance with Paragraph 3 of the Fourth DIP Order, as increased by this Order in accordance with Article 4 of the Agreement, to be in the sum of $100,000 from the Deposit Holder under the Agreement. The amounts paid to Arent Fox pursuant to this Paragraph 19(D) may not be reached or used by any party for any purpose, except for the payment of fees and expenses as provided in Paragraph 3 of the Fourth DIP Order.

E. To the Debtor, the sum of $700,000 from the Deposit Holder under the Agreement.

20. Resolution of objections at the sale Hearing:

A. The Cavium Agreements[5] and any property related thereto are not being purchased and/or assumed and assigned to the Purchaser, and the Purchaser is not acquiring any license or other rights to Cavium's intellectual property.

B. Redwood and the Purchaser have entered into an agreement with respect to the treatment of Redwood's secured claim, the material terms of which were filed with this Court as a "Notice of Submission of Redwood Funds, LLC and Purchaser Term Sheet" [Doc. #269] (the "Term Sheet"). Redwood's Secured Claim (defined below) shall be assumed and satisfied by the Purchaser as follows: (i) payment of the $100,000 Redwood Closing Payment by the Purchaser to counsel for Redwood at least two (2) days prior to the Closing Date; (ii) release and delivery of the $100,000 Redwood Closing Payment to Redwood within two (2) business days of the Closing Date; (iii) execution and delivery prior to the Closing Date of a new note (the "New Note"), security agreement, financing statement and other loan documents (collectively, the "Revised Loan Documents") by the Purchaser to Redwood, in a form and substance acceptable to Redwood, which Revised Loan Documents shall contain terms and default provisions consistent with the provisions of the Term Sheet as well as other commercially reasonable terms and default provisions typical of those contained in secured commercial loan documents; and, (iv) performance by Purchaser of each and every other provision contained in the Term Sheet. The Revised Note shall be in an amount equal to the aggregate of (a) $200,000 representing its agreed upon principal balance, plus (b) interest calculated on a per diem basis through the Closing Date, calculated at its non-default contract rate as set forth in its pre-petition *Secured Convertible Promissory Note* ("Original Note"), plus (c) reasonable professional fees and costs incurred by Redwood as provided for in Paragraph 11 of the Original Note ("Redwood's Secured Claim"), less, (iv) the $100,000 Redwood Closing Payment. As set forth in the Term Sheet, the material payment terms of

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[5] The term "Cavium Agreements" is defined in that certain *Amended Stipulation Between the Debtor and Cavium, Inc. to: (1) Resolve Cavium, Inc.'s Limited Objection to Sale Motion; (2) Reject Executory Contract Under Section 365(a) Nunc Pro Tunc to the Petition Date; and (3) Allow Cavium, Inc.'s General Unsecured Claim* [Doc. #216] entered into between the Debtor and Cavium, Inc. ("Cavium"), which was approved by this Court pursuant to Court order entered on February 4, 2015 [Doc. #226].

the Revised Note shall provide that the Purchaser shall pay Redwood an additional $100,000 on or before ninety (90) days following the Closing Date; and the Purchaser shall pay Redwood the remaining balance of the Redwood Claim within 365 days of the Closing Date. For the avoidance of doubt, in the event that the Purchaser fails to comply with the provisions of Paragraph 20(B) of this Order after the Closing Date, any and all remedies available to Redwood shall be against the Purchaser exclusively and shall have no affect whatsoever on the Debtor or its estate. As set forth in Paragraph 8 of this Order, the Closing Date shall not occur unless and until the Purchaser has complied with Sections (i), (ii) and (iii) of this Paragraph 20(B).

C. The Purchaser and Michael Bassignani agreed that Mr. Bassignani's post-petition secured claim shall be paid as set forth in Paragraph 19(A) above and upon such payment his post-petition secured claim shall be deemed extinguished and released as to the Debtor and its property and assets.

D. The Segregated Funds include an amount sufficient to pay the asserted secured claims of Bradley Donner which shall be held in the EBG Trust Account by the Closing Date and shall be paid when such claim is deemed an allowed secured claim by this Court.

E. The Segregated Funds shall remain in the EBG Trust Account pending further order of this Court, provided that, unless otherwise resolved and settled by the parties, the Segregated Funds shall remain in the EBG Trust Account until the earlier of:

i. Payment of the Bassignani Claim as set forth in Paragraph 19(A) above;[6]

ii. Resolution and settlement of the disputed, secured claims pursuant to order of this Court;

iii. Entry of an order with respect to the allowance or disallowance of the disputed pre-petition secured claims and the passage of the fourteen (14) day appeal

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[6] Once the Bassignani Claim has been paid from the Segregated Funds, the Segregated Funds shall be equal to the Disputed Claim Funds as set forth in Paragraph 8 of this Order.

period with no appeal filed, unless otherwise stayed by order of the Court; and

iv. If a timely appeal is taken, upon resolution of the first appeal without regard to further appeals, including to a higher level tribunal, unless otherwise stayed by order of the Court.

F. In the event that agreements or settlements are reached after the Closing Date whereby the pool of unresolved disputed secured claims are less than the amount of the Disputed Claim Funds, the excess Disputed Claim Funds may be released to Purchaser. By way of example, in the event that the Purchaser and certain of the holders of disputed secured claims enter into claim purchase agreements resulting in disputed secured claims being reduced to $400,000, Purchaser, upon providing proof to counsel for the Debtor, shall be entitled to a release of $250,000 ($650,000 less $400,000) from the Disputed Claim Funds.

G. Purchaser is hereby authorized, and provided standing, to intervene and be co-movant with respect to the Debtor's prosecution of its objections to disputed pre-petition secured claims which objections are currently set for hearing on March 12, 2015, subject to further scheduling changes.

21. Nothing contained in any plan of reorganization (or liquidation) confirmed in this case or the order of confirmation confirming any plan of reorganization (or liquidation) shall conflict with or derogate from the provisions of the Agreement or the terms of this Order. Further, the provisions of this Order and any actions taken pursuant hereto shall survive the entry of any order which may be entered converting the Debtor's case from Chapter 11 to a case under Chapter 7 of the Bankruptcy Code.

22. The terms and provisions of the Agreement, together with the terms and provisions of this Order, shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate, any trustee appointed in this case (whether in chapter 7 or chapter 11), its creditors, the Purchaser and its respective affiliates, successors and assigns, and any affected third parties, including but not limited to, any and all persons asserting a claim against or interest in the Debtor's estate or the Purchased Assets.

23. The Agreement may be modified, amended, or supplemented by the parties thereto, in a

writing signed by the Debtor, Committee and Purchaser in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment, or supplement is immaterial and the Debtor is authorized to execute any additional documents reasonably necessary to consummate the transactions set forth in the Agreement.

24. On the Closing Date, this Order will be construed and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets or a bill of sale transferring good and marketable title in the Purchased Assets to the Purchaser. Each and every federal, state, and local governmental agency or department shall be, and it hereby is, directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

25. Because the Court finds that the Purchaser is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code, in the event that the parties to the sale consummate the transactions contemplated thereby before or while an appeal of this Order is pending, the Purchaser shall be entitled to rely upon the protections of section 363(m) of the Bankruptcy Code, absent any stay pending appeal granted by a court of competent jurisdiction prior to such consummation.

26. This Court retains jurisdiction to:

a. Interpret, implement and enforce the terms and provisions of this Order and the terms of the Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith or related thereto;

b. Compel delivery of the Purchased Assets to the Purchaser;

c. Until the entry of a final decree in this case, resolve any disputes arising under or related to the sale; and

/ / /

d. Adjudicate all issues concerning alleged Interests and any other alleged interests in and to the Purchased Assets or the proceeds of the Sale, including the extent, validity, enforceability, priority and nature of all such alleged interests relating to the proceeds of the sale and to the Segregated Funds.

IT IS SO ORDERED.

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Date: March 4, 2015

Scott C. Clarkson
United States Bankruptcy Judge